EXHIBIT 23.2

         Consent of Independent Registered Certified Public Accountants



April 4, 2007


Tongi Healthcare Group, Inc.
No.5 Beiji Road
Nanning, China


      We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form SB-2 of Tongji Healthcare Group, Inc., a Nevada corporation, of our report dated February 5, 2007 relating to the financial statements of the Company for the years ended December 31, 2006 and 2005.


Very truly yours


/s/ Michael Pollack

Michael Pollack CPA
Cherry Hill, New Jersey